CLERK, U.S. BANKRUPTCY COURT
NORTHERN DISTRICT OF TEXAS

ENTERED

THE DATE OF ENTRY IS ON
THE COURT'S DOCKET

The following constitutes the ruling of the court and has the force and effect therein described.

Signed March 15, 2017

United States Bankruptcy Judge

THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re: PFO GLOBAL, INC., et. al.	§	Case No. 17-30355-HDH-11
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Debtors	§	(Jointly Administered)
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Debtors	§	

ORDER AUTHORIZING DEBTORS TO ESTABLISH BID PROCEDURES TO SELL SUBSTANTIALLY ALL ASSETS OF THE ESTATE FREE AND CLEAR OF LIENS, CLAIMS, ENCUMBRANCES AND OTHER INTERESTS PURSUANT TO 11 U.S.C §363 AND TO ASSUME AND ASSIGN CERTAIN EXECUTORY CONTRACTS AND LEASES

Upon consideration of the Debtors' Motion for Order Pursuant to Sections 105, 363 and 365 of the Bankruptcy Code: (A) Approving Asset Purchase Agreement; (B) Authorizing Sale of Substantially All Assets of the Debtor Free and Clear of All Liens, Claims, Encumbrances and Other Interests; (C) Authorizing the Assumption and Assignment of Certain Executory Contracts and

Leases and (D) Authorizing Debtor to Consummate All Related Transactions [Dkt. No. 34[1]] ("Sale Motion) and the establishment of bid procedures requested in Exhibit B to the Sale Motion ("Bid Procedures Motion") and the Court has jurisdiction to consider the Bid Procedures Motion; and it appearing that the relief requested in the Bid Procedures Motion is in the best interests of the Debtors, their estates and creditors; and it appearing that due and appropriate notice of the Bid Procedures Motion has been given and no further notice need be given; and upon the proceedings before the Court, and good and sufficient cause appearing; the Court finds that cause exists to grant the Motion. The following is hereby ORDERED

1. The Motion is hereby granted;

2. The Bid Procedures attached hereto as Exhibit A are hereby approved. Debtors are hereby authorized to market the Assets and conduct the Auction, under the terms and conditions described in the Bid Procedures;

3. The deadline for submittal of contracts to be assumed ("Assumed Contracts Deadline") shall be March 20, 2017 at 5:00 p.m. CT. Provided however, notwithstanding such Assumed Contracts Deadline, the Buyer may, from time to time, exclude or otherwise amend any contracts submitted for assumption on the Assumed Contracts Deadline from the purchased assets, in its sole and absolute discretion, until the Closing;

3. The Bid Deadline is set for 5:00 p.m. CST on April 19, 2017;

4. The Auction Date contemplated in the Bid Procedures shall be at 10:00 a.m. on April 24, 2017;

5. The requested break-up fee of $40,000(the "**Break-Up Fee**") and reimbursement of reasonable expenses up to $100,000 (the "**Expense Reimbursement**") are approved and shall

1 Unless otherwise indicated, all references to "Dkt. No." are to the PFO Global, Inc. case, Case No. 17-30355, though the exact same pleading was filed in each of Case Nos. 17-30358, 17-30361, 17-30362, 17-30363 and 17-

constitute an allowed super-priority administrative expense of the estate of Sellers, payable on the closing date of an Alternate Transaction;

6. The Sale Hearing contemplated by the Bid Procedures shall be at 1:30 p. m. on April 25, 2017 at the Bankruptcy Court of the Hon. Harlan D. Hale, United States Bankruptcy Judge, 1100 Commerce Street, 14th Floor, Dallas, Texas 75242; and (ii) objections or other protests to the proposed sale under 11 U.S.C. §363, as permitted by the Bid Procedures, including objections or supplements to the objections already on file which objections are preserved until the Sale Hearing, shall be filed and served on counsel for Debtors on or before April 17, 2017 at 5:00 p.m.; and

7. The Debtors are responsible for providing notice of this order and of the Bid Procedures (in conformity with this Order), to the appropriate parties.

END OF ORDER###

EXHIBIT "A" TO ORDER ON MOTION TO ESTABLISH BID AND SALE PROCEDURES

In re PFO GLOBAL, INC., et. al., Case No. 17-30355-HDH-11
("Debtors")

The following sets forth the procedures for bidding and auction (the "Sale Procedures") pursuant to which Debtors as Debtors in Possession (hereinafter jointly "Sellers") will solicit bids and seek authority to jointly sell the assets more fully described in the Sale Motion.

1. Assets to Be Sold. The assets to be purchased by any successful Offeror consist of: (a) all accounts receivable of Sellers; (b) all inventory used primarily in connection with the Sellers' current business; (c) all deposits (including customer deposits and security deposits for rent, electricity, telephone or otherwise) and prepaid charges and expenses of Sellers other than any deposits or prepaid charges and expenses paid in connection with or relating to any excluded assets; (iii) Furniture and Equipment; (d) Intellectual Property; (e) Assumed Executory Contracts and Unexpired Leases together with associated improvements, fixtures and other appurtenances and rights. The parties will enter into discussions concerning which, if any, Executory Contracts and Unexpired Leases will be assumed by Purchaser at closing. Sellers shall be liable for satisfying the requirements of Section 365 of the Bankruptcy Code with respect to all assumed contracts, including payment of cure amounts and the provision of adequate assurance of future performance; (f) Documents that are used in, held for use in or intended to be used in, or that arise primarily out of, the business, including Documents relating to Products, services, marketing, advertising, promotional materials, Intellectual Property, supplier lists, records, literature and correspondence; (g) all Permits used by Sellers in the business to the extent assignable; (h) all supplies owned by Sellers and used in connection with the business; (i) to the extent assignable, all rights of Sellers under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with any Employees and agents of Sellers or with third parties to the extent relating to the business or the Purchased Assets (or any portion thereof); (j) to the extent assignable, all rights of Sellers under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to products sold, or services provided, to Sellers or to the extent affecting any Purchased Assets other than any warranties, representations and guarantees pertaining to any Excluded Assets; (k) all goodwill and other intangible assets associated with the Business, including customer and supplier lists and the goodwill associated with the Purchased Intellectual Property; (l) all causes of action and avoidance actions of the Sellers and their estates; and (m) all other assets as may be identified in the Purchase Agreement. The Purchased Assets shall be sold, free and clear of all liens, claims and encumbrances except for assumed liabilities set forth in the Purchase Agreement.
2. Auction Date. The Sellers shall hold an auction pursuant to the procedures described herein commencing at 10:00 a.m. on April 24, 2017 at the offices of Debtors' counsel.

3. Information and Due Diligence. Until the close of business the day prior to the Bid Deadline (defined in paragraph 4 below), Sellers shall provide to any party requesting information and who signs and returns a copy of a Confidentiality and Nondisclosure Agreement certain due diligence materials if requested, provided that Sellers shall in their sole discretion have the ability to refuse to provide all or any portion of such information to any party including because Sellers believe the party requesting such due diligence information is not making the request in furtherance of a genuine interest in submitting a Bid. Prospective bidders shall be responsible for the payment of all costs and expenses incurred in connection with their due diligence investigation and all costs and expenses of pursuing their Bid.

4. Bid Deadline. Qualified Bidders are those parties who submit a Qualified Bid (defined in Paragraph 5 below) for the Sellers' Assets to be actually received not later than 5:00 p.m. CDT on April 19, 2017 (the "Bid Deadline") to Sellers' counsel at the address listed below:

Rosa R. Orenstein
1910 Pacific Avenue
Suite 8040
Dallas, Texas 75201
Telephone: (214) 757-9101
Facsimile: (972) 764-8110
rosa@orenstein-lg.com

5. Qualified Bids. Each Qualified Bid shall remain open and irrevocable until the Auction, with the Successful Winning Bid and Back-up Bid remaining open and irrevocable until the closing of the sale of the Sellers' Assets pursuant to a Final Accepted Offer (as defined in paragraph 12 below). Each Qualified Bid shall include the following:

a. A minimum bid of $2,150,000.00 (the amount of the Credit Bid plus the Break-Up Fee, plus the Expense Reimbursement plus $10,000.00).

b. A form of asset purchase agreement ("APA") identical to the one ultimately reached with Hillair LP will be provided to all Qualified Bidders and shall be executed by and enforceable against the Qualified Bidder, constituting a binding and enforceable offer to purchase the Assets subject only to Bankruptcy Court approval. Each Qualified Bid shall also be accompanied by a redline copy showing any changes to the APA proposed by the Qualified Bidder and shall specifically identify (i) the Bidder and (ii) the amount of the Bid offered for the

Assets.

c. Sufficient financial statements and/or letter of credit from a lending institution displaying the Qualified Bidder=s ability to close the transaction. Such financial qualification shall demonstrate to the satisfaction of Sellers the Qualified Bidder=s financial ability to consummate its initial Bid (and any subsequent Bids reasonably expected to be received by Sellers and close its proposed transaction).

d. Signed statement that the bidder has no financial or due diligence contingencies and that the bidder understands that the sale of the Sellers= Assets is on an AS-IS, WHERE-IS, WITH ALL FAULTS basis.

e. Signed Confidentiality and Nondisclosure Agreement with Sellers regarding the Sellers Assets.

f. A cash deposit, to be held in escrow, in the amount of 5% of the Bid (the "Qualified Bidder Deposit") according to the following wire instructions:

Domestic Wire Transfer Instructions

Trust	
Wire ABA:	111017979
Bank Name:	Texas Capital Bank, N.A.
Beneficiary Account No.:	1311026031
Beneficiary Name:	Orenstein Law Group, P.C., IOLTA 1910 Pacific Avenue Suite 8040 Dallas, Texas 75201 Telephone: (214) 757-9101

6. Notification of Highest and Best Offer Prior to Auction Date. Sellers shall notify all Qualified Bidders in writing of the bid that Sellers deem to be the highest and best offer for the Purchased Assets on or before the Auction Date. Notwithstanding anything else to the contrary, if Sellers determine that any offer made for the Assets is not acceptable and in the best interest of the bankruptcy estate, after consultation with Hillair LP, Sellers shall have the sole and exclusive right to reject any such offer. Sellers may also provide to Qualified Bidders, at their discretion, but not as a requirement, copies of any other Bids submitted to Sellers if Sellers believe that such dissemination of Bid information will facilitate the Auction. Each Qualified Bidder, by submitting a Bid, authorizes Sellers to disseminate copies of its Bid to other Qualified Bidders.

7. Participation. Parties wishing to participate in the Auction may do so either in person or by telephone. Any party wishing to participate by telephone shall advise Sellers' counsel

of the number to reach that party at the time of the Auction by 5:00 p.m. CDT on the day prior to the scheduled Auction.

8. Bid Process. At the commencement of the Auction, Sellers shall (i) announce any material changes made to the terms of any Bid since the date such Bid was submitted to Sellers and (ii) confirm the Bid that Sellers deem to comprise the highest and best offer for the Assets. Bidding for the Assets at the Auction shall start at the Minimum Qualifying Overbid (defined in paragraph 10 below). Qualified Bidders shall thereafter have a reasonable amount of time to increase the compensation offered in their Bids as such are currently outstanding, proceeding auction-style with Qualified Bidders announcing their increased Bids. No matching Bids will be permitted.

9. **Break-Up Fee**: A break-up fee of $40,000 (the "**Break-Up Fee**") and reimbursement of reasonable expenses up to $100,000 (the "**Expense Reimbursement**") (which amounts shall constitute an allowed super-priority administrative expense of the estate of Sellers, payable on the closing date of an Alternate Transaction).

10. **Minimum Qualifying Overbid**: An overbid of (in total) at least
    (1) the Purchase Price, set forth in the Asset Purchase Agreement; ***plus***

    (2) the Break-Up Fee in cash ***plus***

    (3) the Expense Reimbursement in cash ***plus***

    (4) $10,000.00 in cash.

11. Bid Increments: Bidding Increments at the auction of not less than $10,000 in cash after the initial minimum overbid.

12. Acceptance of Highest and Best Bid. After the presentation of one or more increased Bids, at the request of a Qualified Bidder or on its own initiative, Sellers shall announce which Bid they deem to comprise the highest and best offer for Assets until no increased Bids are forthcoming, at which time the last Bid announced by the Sellers to be the highest and best offer may be accepted by Sellers as the winning bid. Only Qualified Bidders who have submitted a Qualified Bid within the deadline set forth in paragraph 4 herein shall have the right to submit additional Bids at the Auction; however, the Sellers shall have the discretion to waive this requirement. Notwithstanding anything else to the contrary, if Sellers determine that any offer made for the Assets is not acceptable and in the best interest of the bankruptcy estates, Sellers shall have the sole and exclusive right to reject any such offer.

13. Recess. Sellers may recess the Auction from time to time in their discretion in order to allow Qualified Bidders to assess whether they will increase their outstanding Bids and to

allow Sellers to analyze the outstanding Bids. Sellers shall use their best efforts to close the Auction before the close of business on the Auction Date.

14. Value of Bids. Sellers shall determine the relative value of any Bid, to determine whether to accept or reject any Bid, and to determine which Bid they deem to comprise the highest and best offer for the Assets, subject to approval of the Bankruptcy Court in the event of dispute.

15. Final Accepted Offer. At the Auction, after the conclusion of bidding, Sellers may select the offer that reflects the highest or best value for the Assets (the "Final Accepted Offer"), taking into account any and all relevant factors: including but not limited to, the terms and conditions of the proposed Asset Purchase Agreement; the scope of the proposed transaction; the form and market value of any noncash consideration offered; the aggregate value offered for the Sellers' Assets; the likelihood and timing of closing on such proposed transaction. The Final Accepted Offer is subject to Bankruptcy Court approval under the Sale Hearing described in paragraph 21.

16. Notification and Deposit. At the Auction, after conclusion of bidding, Sellers shall notify any person submitting an offer that such offer has been determined to be a Final Accepted Offer (ASuccessful Bidder@). After notification that a Qualified Bidder is a Successful Bidder, the deposit of such Successful Bidder shall be non-refundable. The deposit of the Successful Bidder shall be applied to the purchase price at closing or, if such Qualified Bidder is unable or unwilling to close the transaction, be forfeited to Sellers.

17. Backup Bids. If a Qualified Bidder participates in the Auction but is not determined to be a Successful Bidder, then its Deposit shall be returned within two (2) business days of the completion of the Auction; provided that the second highest bidder shall elect to keep its deposit in escrow to become a Backup Bidder, in which case the deposit will be returned within two (2) business days of the closing of the sale by the Successful Bidder. If the second highest bidder does not become a Backup Bidder, Sellers may designate the next highest bid as the Backup Bid.

18. Interpretation. Any interpretations of this Sale Procedures and disputes regarding this Sale Procedures shall be resolved by the Bankruptcy Court.

19. Notice. Upon entry of an Order of the Bankruptcy Court approving this Sale Procedures, Sellers shall provide notice of this Sale Procedures to the following: (i) all persons or entities which have been contacted by Sellers in connection with the marketing and sale process for the Sellers' Assets; (ii) all other prospective offerors and parties- in interest, upon written request to Sellers or their agents; (iii) all persons or entities entitled to notice pursuant to Bankruptcy Rule 6004(a), 6004(c) and 9014. Sellers may provide notice to entities listed in subparagraphs (i) and (ii) by electronic means.

SALE HEARING

20. Bankruptcy Court Approval. Sellers shall not be deemed to have accepted any offer unless and until such offer and Bid has been subsequently authorized by separate Order of the Bankruptcy Court for the Northern District of Texas, Dallas Division (the ABankruptcy Court@).

21. Sale Hearing. A hearing shall be set for 1:30 p.m. on April 25, 2017 at the Bankruptcy Court of the Hon. Harlan D. Hale, United States Bankruptcy Judge, 1100 Commerce Street, 14th Floor, Dallas, Texas 75242 (the "Sale Hearing"). Sellers shall present to the Bankruptcy Court the Successful Bidder, and may present the Backup Bidder, and request entry of an Order approving the sale of the Assets to the Successful Bidder pursuant to the terms of the Form Asset Purchase Agreement, as such may be modified in the Bid submitted by the Successful Bidder and approved by Sellers. The Order shall approve the sale of the Assets free and clear of liens, claims, encumbrances and other interests pursuant to 11 U.S.C. §363(f), with the exceptions identified in paragraph 1, and with any liens to attach to the proceeds of the sale.

22. Objections. Objections by creditors, if any, to approval of the Successful Bidder shall be in writing, shall conform to the Bankruptcy Rules and local rules and orders of the Bankruptcy Court, shall set forth (i) the nature of the objectors' claims against or interest in the estate; (ii) the basis for the objection; and (iii) and the specific grounds for the objection. Along with any Objections, any creditor shall be permitted to urge the Court to accept any other offer.

23. Closing. Sellers intend to close the sale on or before the tenth (10th) day following the entry of an order at the Sale Hearing, or such later date as may be agreed to in writing by and between Sellers and Successful Bidder.

24. Failure to Close Successful Bid. If for any reason a person submitting a Final Accepted Offer fails to close the transaction, the Backup Bidder will automatically be deemed to have submitted a Final Accepted Offer, and Sellers are authorized to effect a sale of the particular Assets to such offeror as soon as commercially reasonable without further order of the Bankruptcy Court.

GENERAL PROVISIONS

25. Sellers may adopt or implement such other or additional procedures or requirements consistent with these Sale Procedures that serve to further an orderly Auction and bid process, all without further notice. Sellers shall file with the Bankruptcy Court

appropriate notices of adjournment with respect to any such extension or adjournment.

The Sellers shall also be permitted to seek a material amendment to this Sale Procedures before the Bankruptcy Court for good cause, after notice and a hearing.

26. The Bankruptcy Court shall retain jurisdiction to hear and determine all matters arising from or relating to the implementation of this Sale Procedures.